UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2019

Frelii, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-107179 & 000-51210	980380519
(Commission File Number)	(IRS Employer Identification No.)

2701 North Thanksgiving Way, Suite 100, Lehi, UT	84043
(Address of Principal Executive Offices)	(Zip Code)

(833) 437-3544

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreements

On December 17, 2019, Frelii, Inc. (the “Company”), and Genecor AI Inc. (“Genecor AI”) entered into a share purchase agreement (“AI Purchase Agreement”), whereby the Company purchased 25 shares of Genecor AI’s common stock, representing 25% of Genecor AI’s outstanding common stock, for a purchase price of $940,000 (the “AI Purchase Price”). The Purchase Price is to be paid through the exchange of either shares of the Company’s common stock representing a total value of $940,000 at a per share price of $0.25 or prepaid warrants.

The foregoing description of the Genecor AI Share Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Genecor AI Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Item 8-K.

On December 17, 2019, the Company and Genecor Labs Inc. (“Genecor Labs”) entered into a share purchase agreement (“Labs Purchase Agreement”), whereby the Company purchased 25 shares of Genecor Labs’ common stock, representing 25% of Genecor Labs’s outstanding common stock, for a purchase price of $752,000 (the “Labs Purchase Price”). The Purchase Price is to be paid through the exchange of either shares of the Company’s common stock representing a total value of $752,000 at a per share price of $0.25 or prepaid warrants.

The foregoing description of the Genecor Labs Share Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Genecor Labs Share Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Item 8-K.

Collaboration Agreement

On December 17, 2019, the Company and Genecor AI entered into a collaboration agreement (the “Collaboration Agreement”), whereby the Company granted a Genecor AI rights internationally (outside of the United States) to act as the Company’s authorized sales representatives or to directly sublicense products related to the Company’s proprietary artificial intelligence software platforms throughout Canada. The Collaboration Agreement provides that Genecor AI must meet a minimum sales quota of $1,000,000, if Genecor fails to meet this minimum the Company shall have the right to convert the exclusive grant into a non-exclusive grant of rights. Pursuant to the Collaboration Agreement Genecor AI shall remit twenty-five percent (25%) of all normalized net income, as defined therein, as well as pay a one-time license fee of $750,000 to the Company.

The foregoing description of the Collaboration Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Collaboration Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Item 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2019, the Company agreed to issue 3,760,000 shares of the Company’s class B common shares, or prepaid warrants, to Helix Investment Partners pursuant to the AI Purchase Agreement in satisfaction of the AI Purchase Price.

On December 17, 2019, the Company agreed to issue 3,008,000 shares of the Company’s class B Common shares, or prepaid warrants, to Helix Investment Partners pursuant to the Labs Purchase Agreement in satisfaction of the Labs Purchase Price.

The issuance of the securities set forth herein (the “Securities”) was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there were a small number of recipients; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individuals and the Company; and (f) each recipient of the Securities is an accredited investor.

Item 8.01 Other Events.

On December 19, 2019, the Company issued a press release announcing the signing of the share purchase and the collaboration agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Share Purchase Agreement with Genecor AI Inc, dated December 17, 2019*
10.2*	Form of Share Purchase Agreement with Genecor Labs Inc. dated December 17, 2019*
10.3*	Form of Collaboration Agreement*
99.1*	Press release issued by Frelii, Inc. on December 19, 2019*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 23, 2019	Frelii, Inc.

	By:	/s/ Ian G. Jenkins
Ian G. Jenkins
Chief Executive Officer, Chief Financial Officer and Director